NOVO INTEGRATED SCIENCES, INC.

NASDAQ: NVOS

Investor Presentation

September 30, 2021

DISCLAIMER

Disclaimers and Cautionary Statements: The information contained in this presentation is provided by Novo Integrated Sciences, Inc. (“Novo Integrated Sciences”) for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to purchase NVOS securities.

Certain statements made in this presentation are forward-looking. This presentation may include statements concerning management’s expectations of future financial results, potential business, potential acquisitions and similar statements, all of which are forward-looking. Forward-looking statements are often identified by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “potential”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and Novo Integrated Sciences undertakes no duty to update information provided in this presentation. Forward-looking statements are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, including, among others, the impact of the COVID-19 pandemic. Novo Integrated Sciences’ future growth and development, the ability to create value through intellectual property transactions, the proposed plans of any of Novo Integrated Sciences’ equity holdings, as well as those risk factors identified from time to time in Novo Integrated Sciences’ filings with the U.S. Securities and Exchange Commission.

The information contained in this presentation or sent herewith or made available in connection with further inquiries, is confidential. It is a condition hereof that any such information will not be reproduced, copied or circulated to any third party without the express prior consent of Novo Integrated Sciences.

TRADEMARKS AND INTELLECTUAL PROPERTY

All trademarks, service marks, and trade names of Novo Integrated Sciences or its affiliates used herein are trademarks, service marks, or registered trade names of Novo Integrated Sciences, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not intended to, and does not imply, a relationship with Novo Integrated Sciences, or an endorsement of or sponsorship by or of Novo Integrated Sciences. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Novo Integrated Sciences will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks and trade names.

COMPANY OVERVIEW

Novo Integrated Sciences (NASDAQ: NVOS) is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation.

Decentralization allows for high quality, convenient, cost-effective non-critical healthcare no matter where the patient is in the world through interconnectivity.

Business Model built on 3 primary pillars:

Hands-on patient care, through small and micro footprint sized clinic facilities, within a service delivery network	Development, integration and deployment of sophisticated, interconnected technology expanding the reach of healthcare related service	Development and distribution of effective wellness product solutions allowing for customization of patient preventative care remedies

Central to NVOS's strategy is its mobile application, NovoConnect, that for the first time puts the patient-first with healthcare products and services, 'decentralizing' healthcare.

LACK OF INNOVATION FACING THE HEALTHCARE INDUSTRY GLOBALLY

Healthcare globally today has not adopted the innovative pace of other industries, particularly during the pandemic. A key driver of innovation is technology, not as it relates to existing infrastructure and sophisticated practitioner technology, but technology focused on the patient and their own data.

NVOS IS A DECENTRALIZATION PIONEER

NVOS is pioneering the decentralization of healthcare delivery with proprietary next-generation technology, data, artificial intelligence and one day augmented reality.

Uber

lyft

REDFIN

Zillow®

CARVANA

vroom

airbnb

Vrbo

HEALTHCARE?

VERTICALLY-INTEGRATED HEALTHCARE ECOSYSTEM

Essential and differentiated solution to healthcare delivery through the integration of medical technology, interconnectivity, advanced therapeutics, unique product offerings and rehabilitative science.



Organically and through M&A + JV's, NVOS has assembled a growing patient offering of products and services that all drive patient data to the center with vertical diagnostic capabilities through AI and securitization.

3-Pillars of Data-Driven Products and Services

PRODUCTS & SERVICES


Primary Healthcare[1]
Pharmacy[2]
Interconnected Technology
Health & Wellness Products
Medicinal Agriculture[2]
Intellectual Property

All products and services offered drive the collection of data to enhance the predictability of future non-critical care for the patient through AI.

Through the collection of data, NVOS does not intend to simply diagnose a patient's non-critical care, we will provide insight into the potential health conditions the patient should be considering for their future wellness.

For the first time, patients have a platform that goes beyond the traditional healthcare system to catch conditions early, providing patients with a healthier tomorrow and reducing future healthcare spend.

1. Currently, Novo Integrated Sciences does not provide primary care medical services, none of our employees or clinicians practice primary care medicine, and our services do not require a medical or nursing license.
2. Represents the future plans of the business.

PRIMARY HEALTHCARE

PILLAR 1: HANDS ON PATIENT CARE

Building a foundation of traditional hands-on healthcare delivery, through small and micro footprint sized clinic facilities, within a significant service delivery network.

- 16 corporate-owned clinics and a contracted network of affiliate clinics and eldercare centric homes located across Canada
- Manages a team of practitioners and staff who are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention
- Focused on non-critical care and segments of the population outside of metropolitan areas

Specialized Services Include [1]

Physiotherapy - Chiropractic Care - Occupational Therapy - Eldercare - Laser Therapeutics - Massage Therapy - Acupuncture - Chiropody - Neurological rehabilitation - Concussion Management - Kinesiology - Women's Pelvic Health - Sports Medicine Therapy - Assistive Devices - Private Personal Training

1. Currently, Novo Integrated Sciences does not provide primary care medical services, none of our employees or clinicians practice primary care medicine, and our services do not require a medical or nursing license.

PRIMARY HEALTHCARE

LA FITNESS PARTNERSHIP

Micro Clinics


NOVO
HEALTHNET
PHYSIOMED
OPEN HOURS

- Master Facility License Agreements with LA Fitness U.S. and Canada to locate micro-clinics inside U.S. and Canada based LA Fitness facilities
- During Phase 1 roll-out, NVOS will provide limited multidisciplinary primary healthcare services[1]:
    - 18 LA Fitness locations in Canada
    - 6 LA Fitness locations in the U.S.
- COVID-19 is dictating Phase 1 rollout rate; closure of LA Fitness locations in Canada/U.S. has prevented rollout to date
- Phase 1 direct revenue generation from potentially 100,000 primary patients
- Each primary patient may offer additional indirect revenue
- LA Fitness has agreed to license more locations as Phase 1 roll-out unfolds

1. Novo Integrated Sciences does not provide primary care medical services, none of our employees or clinicians practice primary care medicine, and our services do not require a medical or nursing license.

PHARMACY

ENTRANCE INTO U.S.

LOI's to Acquire 7 Pharmacies

Signed non-binding Letters of Intent ("LOI's") to acquire 7 pharmacies in the U.S. with locations in Florida, Virginia and Arizona.

- Collectively, the pharmacies generated approximately $55 million in annualized sales in 2020
- We believe daily patient interaction would allow us to leverage telehealth platform, mobile application (NovoConnect), on-site diagnostic capabilities such as Zgraft, and customized nutrition and wellness product offerings
- We expect this would further solidify NVOS as a vertically integrated, multidisciplinary health care provider
- Proposed all-stock transaction to acquire 50% interest in each pharmacy
- Current management will remain in place to continue operating day-to-day, with a more unique product and service offering at each location
- Expected to close in December 2021


Mucinex
Triaminic
Delsym



PILLAR 2: INTERCONNECTED TECHNOLOGY

Making a Global Impact on Health

Development, integration, and deployment of sophisticated technology, through interconnectivity led by NovoConnect, a NVOS proprietary mobile application

- In doing so, NVOS is expanding the reach of healthcare related service, beyond the traditional clinic location, to geographic areas not readily providing advanced healthcare service to date, including the patient's home

- Through the ongoing advancements of medical technology and inter-connectivity, a shift in patient/practitioner relationships and reliance on on-site medical center visits is occurring

INTERCONNECTED TECHNOLOGY

NOVOCONNECT

NovoConnect, a NVOS proprietary secure mobile application, finally puts the patient-first through a robust healthcare ecosystem of services, products and digital health offerings alongside a secure patient chart that empowers the patient to have direct control of their health and wellness.

- The healthcare industry is in the early stages of a fundamental transformation of the patient/practitioner-health insurer relations
- The patient is empowered by providing a single platform that offers care services and products, tracking, and secure recordkeeping to better navigate care choices
- Blockchain and fully-securitized tech stack
- In beta testing, the existing network of over 150 care clinics' services and providers have begun to be onboarded
- First launch of NovoConnect is expected before the end of 2021



INTERCONNECTED TECHNOLOGY

NOVOCONNECT CAPABILITIES

- Intended to provide a suite of secure, reliable engagement features, such as:
  - Appointment scheduling
  - Bi-directional interface with Electronic Health Records (EHR)
  - Access to Forms and Documents
  - Distribute patient data from C-CDAs to the patient portal regardless of source EHR
  - Bill Pay
  - E-commerce
  - Remote Patient Monitoring Interface
  - Telemedicine
  - Patient-focused wellness information
  - Allow the patient to have greater control of their healthcare


MyHealth

INTERCONNECTED TECHNOLOGY

TELEMEDICINE

- Joint Venture with EK-Tech Solutions (MiTeleMed+)
- Operational platform which utilizes proprietary source code for Enhanced Telehealth
- Peripheral based tools allow for uniquely comprehensive practitioner evaluation and diagnosis
- API Interface to NovoConnect


It's Your Healthcare
Let's Make it Personal

INTERCONNECTED TECHNOLOGY

REMOTE PATIENT MONITORING

NVOS and Cloud DX are parties to an exclusive Licensing Agreement specific to physical therapy, wellness, and para-medical services in the U.S. and Canada.


CLOUD DX
Home - Professional
Client Summary

- The Cloud DX technology empowers a patient with real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. We expect the transfer of vital information from home to clinic or patient to clinician will further allow NVOS to deliver patient-centered, non-redundant diagnostic based proactive healthcare

- The Cloud DX platform allows NVOS to further expand on its patient care philosophy of maintaining an on-going connection with its patient community beyond the traditional confines of a clinic, extending oversight of patient care and monitoring directly into the patient's home

PILLAR 3: HEALTH & WELLNESS PRODUCTS

R&D, Manufacturing and Distribution

Development and distribution of effective wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population

- NVOS's science first approach to product innovation further emphasizes its mandate to create and provide over-the-counter preventative and maintenance care solutions
- Innovation in sciences as represented by proprietary technology assures NVOS of continued cutting edge advancement in patient first platforms
- Completed the acquisition of PRO-DIP, LLC in May 2021
- Completed the acquisition of Acenzia Inc. in June 2021
- Signed 10-year exclusive licensing agreement with Performance Inspired Nutrition to manufacture and distribute in the Middle East on July 1, 2021

HEALTH & WELLNESS PRODUCTS

PRO-DIP

- NVOS acquired 100% ownership of PRO-DIP on May 24, 2021 in an all-share transaction.
- Proprietary, patent-pending oral pouch technology for consumers and enterprise.
- Energy Pouch commercialized today. Additional 6 pouch types to be commercialized beginning early 2022 such as hydration, immunity, multi-vitamin, anti-oxidant, creatine, and sleep.
- Energy pouch delivers flavorful bursts of vitamins and natural energy supplements through small, semi-permeable sachets placed in the mouth, between the gum and cheek or lip.



NEW
NATURAL INGREDIENTS
4
POUCHES / SERVINGS
PRODIP
Dietary Supplement
ORAL SUPPLEMENT
ENERGY
POUCHES
Caffeine
Taurine
B Vitamins
Vitamin C
ION
Tangy Punch
NET WT 0.14 OZ (4 g)
PATENT PENDING

www.prodip.pro

- With the Energy Pouch, the initial bursts of supplements is followed by extended absorption of the nutrients, providing long-lasting energy, even at high-exertion levels, and nutrition.
- The invention of the pouch delivery system for nutraceuticals continues to gain mainstream interest from health product manufacturers, medical organization, big pharma, the military, space organizations, CBD/hemp companies, humanitarian aid groups and many others.

acenzia™

Provides nutraceutical health solutions through advanced bio-science research and development, proprietary manufacturing, and personalized diagnostics:

- NVOS acquired 100% ownership of Acenzia on June 24, 2021 in an all-share transaction.
- 36,000-square-foot facility is located in Windsor, Ontario, Canada and includes Class 100 pharmaceutical grade cleanrooms and certified laboratories.
- Creates and manufactures evidenced-based dietary, nutraceutical, and food products that can be validated through personalized diagnostics.
- Innovative therapeutics and diagnostics that enables individualized health optimization.
- Licensed by multiple international government agencies including Health Canada, the U.S. FDA and the European Union for Good Manufacturing Practices (GMP) for over-the-counter and dietary supplement manufacturing.
- www.acenzia.com



Proprietary Development Platform



Advanced Facility


acenzia

State-of-the-Art Biotech Lab



Patented Oncology Platform

MEDICINAL AGRICULTURE JOINT VENTURES

Kainai Cooperative

Novo Earth Therapeutics

Kainai Cooperative

- 50-year term for rights to 275,000 acres of prairie land in Alberta Canada
- Direct control of grow, cultivation, extraction, and manufacturing process for hemp and medicinal cannabis products
- NVOS will receive 80% of future joint venture net profits

Novo Earth Therapeutics

- Grow industrial hemp in Grand Falls, New Brunswick
- Up to 7,000 acres of prime farmland owned by professional farmers that grow potatoes, as a primary crop.
- The professional farmers will grow, harvest and bring their generations of expertise to cultivate product
- Hemp will be cultivated as a rotation crop
- NVOS will receive 70% of future joint venture net profits

Due to impact of COVID, pilot for both sites expected to commence during the summer of 2022 grow season

INTELLECTUAL PROPERTY

INTELLECTUAL PROPERTY

Zgraft • Tru-Dose • Generic Formulas

Zgraft

- Patented platform that transplants human cancer cells into zebrafish which have a long history of various modeling of the human body
- Models tumor progression and analyzes a patient's cancer cell response to various treatments
- Potential for use in clinical research when developing new drug combinations and therapeutics.
- Developed and patented by Dr. Indra Sinha, NVOS' Chief Science Officer
- Acquired by NVOS through recent Acenzia acquisition

Tru-Dose Vaporizer

- Specific for medical cannabis applications
- Analyzes the amount of THC/CBD in the smoke/vapor stream in real time after the heat point
- When pre-set amount of THC/CBD has been detected, the device shuts off the flow of smoke/vapor so that only the pre-set dose can be inhaled.
- Determines the % of THC/CBD in marijuana if unknown
- Creates assurance to delivered doses allowing for broader medical application adoption

Generic Drug Formulations

- Over 30 Generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products
- Related to usage as injectables, ophthalmic, and topical applications.

SENIOR MANAGEMENT TEAM

Insider's currently own 68.8% of the issued and outstanding common stock



Robert Mattacchione, Board Chairman & CEO, Novo Integrated Sciences and Chairman, Novo Healthnet Limited

Mr. Mattacchione brings knowledge and experience leading the development of operational business interests worldwide, including the exploration and production of natural resources in Europe and South America, pharmaceutical product development and manufacturing in Africa and Europe, and renewable energy development and production in South America. Mr. Mattacchione formulates adaptive strategies, analyzes processes, engages highly qualified personnel and provides the company vision and leadership throughout the ever changing and expanding landscape of business development in the healthcare sector.



Christopher David, COO, President & Director, Novo Integrated Sciences

Mr. David has been a private investor for 25 years in both private and public companies. In addition, Mr. David has been an advisor on operational, internal control, marketing and finance matters to numerous small and medium sized businesses in the pharmaceutical, biotech, television-movie media, real estate, technology and industrial commodity industries. Prior to Mr. David's professional business career, he retired from the U.S. Navy officer ranks in 1994. Mr. David holds a B.A. from University of Washington.



Indrajit Sinha, Ph.D - Chief Science Officer, Novo Integrated Sciences

Dr. Sinha brings over 25 years of experience in various areas of cross-disciplinary translational research, drug development, biotechnology, technology transfer, and biopharmaceutical compliance. His work has been extensively published in highly reputed peer reviewed journals. Through his passion for utilizing under-appreciated technologies and applying them in innovative ways to achieve previously unattainable outcomes, he has created various intellectual property and patents. In 2011, Dr. Sinha founded Biomedcore Inc, which merged with Suntrition Inc. in 2015 to form Acenzia Inc. Acenzia was acquired by NVOS in June 2021. Under Dr. Sinha's leadership for science-based innovation, Biomedcore developed and patented a unique protocol, identified as the Zgraft platform, that effectively enables accelerated individualized prediction of cancer progression and response to treatment. The Zgraft platform technology has been granted a patent in multiple jurisdictions and is being validated for clinical utility. From 2008 to 2010, Dr. Sinha was a post-doctorate fellow advancing projects in the area of lung cancer at for the Wayne State University and the Karmanos Cancer Institute in Detroit, Michigan. From 2001 to 2007, Dr. Sinha worked for the National University of Singapore and the Agency for Science, Technology and Research (A*STAR) in Singapore. In 2001, Dr. Sinha earned a Ph.D. in infectious diseases from University of Delhi, New Delhi, India in a collaboration with Dr. Elisabeth Carniel's Yersinia lab at the Pasteur Institute in France. In 1995, Dr. Sinha earned a M.Sc., Biotechnology from M.S. University of Baroda, Vadodara, India. Dr. Sinha is currently pursuing his MBA from Robert Kennedy College, Switzerland.

BOARD OF DIRECTORS

Dr. Pierre Dalcourt, D.C. - Director

Dr. Dalcourt's 26 years of experience as a chiropractic business owner provides the company with a deep knowledge base related to patient treatment, rehabilitation and wellness protocols combined with scalable business development. Dr. Dalcourt is a professional health coach and speaker on various stages across North America, as well as a best-selling author having co-written several books on chiropractic, health and self-improvement. In 1994, Dr. Dalcourt graduated Magna Cum Laude from Canadian Memorial Chiropractic College, Toronto, Ontario.

Michael Gaynor, BScPT, FCAMPT. - Director & Secretary, Novo Integrated Sciences & EVP Clinic Operations, Novo Healthnet Limited

For over 29 years as a healthcare professional and business owner Mr. Gaynor has delivered a healthcare model that includes best practices and innovation to meet various needs for both his community and his patients. At the core of Mr. Gaynor's mission is building strong relationships, trust, and rapport which cultivates long-term partnerships, alliances, collaboration, forward momentum and positive results. Mr. Gaynor is an integral contributor to NHL's strategic planning, ongoing growth and business development.

Michael Pope, Audit Committee Chairman, Independent Director

Michael Pope serves as the CEO and Chairman at Boxlight Corporation (Nasdaq:BOXL), a global provider of interactive technology solutions, where he has been an executive since July 2015 and director since September 2014. He previously served as Managing Director at Vert Capital, a private equity and advisory firm from October 2011 to October 2016, managing portfolio holdings in the education, consumer products, technology and digital media sectors. Mr. Pope also held positions including senior SEC reporting at Omniture (previously listed on Nasdaq and acquired by Adobe (NASDAQ:ADBE) in 2009) and Assurance Associate at Grant Thornton. He holds an active CPA license and serves on the boards of various organizations.

Robert Oliva, Independent Director

Robert "Rob" Oliva is the owner of Toronto based Venture Metal Works, a leading mid-market enterprise which specializes in architectural and structural steel design, fabrication and manufacturing for the construction industry throughout Canada. For over 40 years, Mr. Oliva has developed proven expertise in delivering system and operational efficiency while managing aggressive, yet sustainable growth. As a successful business owner, he brings the Company a wealth of knowledge in areas related to implementing efficient operational strategy, developing system processes, supply-chain management and sales. Mr. Oliva's experience in capital market investment will prove an asset in establishing investor directives suitable for the retail marketplace.

Alex Flesias, B.A., LLB, Independent Director

Alex Flesias, B.A., LLB has been a partner at Hammond Flesias Law Firm in Toronto, Canada since 2007. Mr. Flesias manages a general commercial litigation practice with a strong focus on construction and real estate related matters. Mr. Flesias has extensive experience litigating complex disputes involving financial institutions, as well as landlord-tenant matters. In 1997, Mr. Flesias graduated with an Honours Bachelor of Arts Degree in Political Science and History from the University of Toronto, followed by earning his Master of Arts degree in Political Science at York University in 1998. Mr. Flesias obtained his LLB from Osgoode Hall Law School in 2000. As a lawyer with vast exposure to the business world, Alex provides the Company with a unique diversity of thought and background integral to making well informed decisions and judgments.

MEDICAL ADVISORY BOARD



Dr. Joseph M. Chalil, MD, MBA, FACHE; Chairman NVOS Medical Advisory Board

Dr. Chalil is distinguished as an expert in U.S. healthcare policy and a strong advocate for patient-centered care. A strong proponent of providing healthcare access for everyone, Dr. Chalil's new book ***Beyond the COVID-19 Pandemic: Envisioning a Better World by Transforming the Future of Healthcare*** is now on Amazon's Best Sellers List. Dr. Chalil is an author of several scientific and research papers in international publications. Additionally, Dr. Chalil is the Chairman of the Complex Health Systems Advisory Board, H. Wayne Huizenga College of Business and Entrepreneurship at Nova Southeastern University in Florida, and a member of Dr. Kiran C. Patel College of Allopathic Medicine (NSU MD) Executive Leadership Council. A veteran of the U.S. Navy Medical Corps, he is board certified in healthcare management. He has been awarded a Fellowship by the American College of Healthcare Executives, an international professional society of more than 40,000 healthcare executives who lead hospitals, healthcare systems, and other healthcare organizations. Additionally, Dr. Chalil is the Chairman of the Indo-American Press Club (IAPC).



Dr. Michael G. Muhonen, MD; Member NVOS Medical Advisory Board

Dr. Muhonen is a renowned neurosurgeon who practices at Children's Hospital of Orange County. Dr. Muhonen believes in treating all patients like family members and strives to leave every medical situation better than how he encountered it. Dr. Muhonen has been recognized as one of "The Best Doctors in Orange County, California, specialty of Neurological Surgery" in Orange Coast Magazine.

For more than 20 years, Dr. Muhonen's research interests have included hydrocephalus, cerebral palsy, traumatic head injuries, spina bifida, brain tumors, Moyamoya disease, and vascular malformations of the brain. Dr. Muhonen served as primary investigator for the clinical trials of Medtronic's Strata Valve, a medical device used to treat hydrocephalus. He led the CHOC research effort on the intrathecal baclofen pump for treatment of spasticity and dystonia of cerebral origin. Dr. Muhonen is also involved in clinical research projects studying the outcomes of hydrocephalus treated with different shunting devices and cerebral injury in children who are victims of child abuse.



Dr. Zach P. Zachariah, MD; Member, NVOS Medical Advisory Board

Dr. Zach Zachariah is the Medical Director of UHealth Cardiology, Fort Lauderdale and on the Clinical Faculty of the University of Miami School of Medicine. He is also the President of Fort Lauderdale Heart Institute in Fort Lauderdale, Florida. He has been practicing interventional cardiology at Holy Cross Hospital since 1976 and was its Director of Cardiovascular Services until 2010. Dr. Zachariah is board-certified in internal medicine and cardiology and specializes in cardiology, cardiac catheterization, and interventional cardiology and has performed more than 30,000 heart catheterizations and interventional procedures in Broward County, Florida. He has also co-authored several scientific papers in National Journal and participated in various clinical trials.

Currently, Dr. Zachariah serves as the Chairman of the Florida Board of Medicine, and as a member of the National Advisory Council of the National Heart, Lung and Blood Institute of the National Institutes of Health. He also serves as a member of the Board of Trustees of Nova Southeastern University, a member of its executive committee and as the Chairman of the Research and Technology Transfer Committee.

SELECT FINANCIAL INFORMATION

Capitalization Structure	For the Fiscal 3rd quarter Period (ended 5/31/21)
Current Share Price (9/21/21): **$1.92**	Cash and Cash Equivalents: **$8.367M ($0.31/share)**
Shares Outstanding (7/14/21): **26,645,144**	Revenue (9-months ended 5/31/21): **$6.6M (+10% YOY)**
Market Capitalization: **$51.16**	Gross profit / margin: **$2.843M (43% vs 37% YOY)**
Insider Ownership: **69% (as of 8/31/21)**	

INVESTMENT HIGHLIGHTS

Multifaceted Healthcare Service Provider[1]

Provider of a full suite of primary healthcare services to company owned and affiliated clinics, eldercare facilities, and micro clinic partnership facilities

Expansion into Tele-Health

Completed exclusive licensing agreement with Cloud DX, Inc. offering remote patient monitoring services technology to Canada and U.S. clinics. Company continues to build out its remote patient monitoring and virtual patient access services to provide access to a broader patient base.

NovoConnect

Vertically-integrated healthcare ecosystem through a patient-first mobile application, NovoConnect.

M&A Strategy

Growth initiatives including the strategic acquisition of targeted U.S. operating clinics in key geographical areas.

Seasoned Management Team

Led by a dedicated and highly experienced senior management team with significant industry experience and proven ability to develop novel solutions.

Key Corporate Partnerships

Exclusive licensing agreements with Cloud Dx Inc., and master facility license agreement with L.A. Fitness Gyms (U.S. & Canada) offer greater potential access to an expanded client base and increased brand awareness.

1. Novo Integrated Sciences does not provide primary care medical services, none of our employees or clinicians practice primary care medicine, and our services do not require a medical or nursing license.

CONTACT US

Canada Headquarters

Robert Mattacchione, CEO
3905 Major MacKenzie Dr., Suite 115
Vaughan Ontario Canada L4H 4J9

Phone: (647) 829-7997
Email: robert.mattacchione@novointegrated.com

USA Headquarters

Chris David, COO/President
11120 NE 2nd Street, Suite 100
Bellevue, Washington 98004

Phone: (206) 617-9797
Email: chris.david@novointegrated.com

NOVO INTEGRATED SCIENCES, INC.

NASDAQ: NVOS

www.novointegrated.com

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